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                                                                       EXHIBIT 5

                                December 5, 2001



First Republic Preferred Capital Corporation
111 Pine Street
San Francisco, CA 94111


          Re:     First Republic Preferred Capital Corporation Registration
                  ----------------------------------------------------------
                  Statement on Form S-11
                  -----------------------

Ladies and Gentlemen:

          We are acting as special Nevada counsel for First Republic Preferred Capital Corporation, a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement (the "Registration Statement") on Form S-11 (File No. 333-72510) originally filed on October 31, 2001, by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration by the Company of 1,840,000 shares of the Company's Series B Preferred stock (the "Series B Preferred").

          This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the Opinions expressed herein is limited to the State of Nevada.

          We have examined originals or copies of each of the documents listed below:

          1. Certificate of Corporate Existence of the Company certified by Nevada's Secretary of State as of December 3, 2001;





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First Republic Preferred Capital Corporation
December 5, 2001
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          2.       The Articles of Incorporation of the Company certified by
                   Nevada's Secretary of State as of December 3,2001 ("Articles"), and certified by the Secretary of the Company as of the date hereof;

          3. The Bylaws of the Company, dated May 7, 1999, certified by the Secretary of the Company as of the date hereof ("Bylaws");

          4.       The Registration Statement; and

          5. The form of the proposed Underwriting Agreement (the "Underwriting Agreement") by and among the Company, First Republic Bank, a Nevada banking corporation (the "Bank"), Wells Fargo Van Kasper and Ryan, Beck & Co. (the latter two, collectively, the "Underwriters").

          We have examined originals or copies of such other corporate records and certificates of corporate officers and public officials as we have deemed necessary or advisable for purposes of this Opinion Letter. We have relied upon the certificates of public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

          We have assumed with respect to issuances of the Series B Preferred that: (a) the total number of shares of the Company's capital stock issued after such issuance does not exceed the total number of shares of capital stock then authorized (excluding shares of capital stock unissued but committed for issuance); (b) the total number of shares of the Company's preferred stock issued after such issuance does not exceed the number of shares of preferred stock then authorized (excluding shares of preferred stock unissued but committed for issuance); (c) the total number of shares of Series B Preferred issued after such issuance does not exceed the total number of shares of Series B Preferred then authorized (excluding shares of Series B Preferred unissued but committed for issuance); and (d) that the form of stock certificate that will represent shares of the Series B Preferred will be in form and content as required by applicable law.

          Based upon the foregoing, and subject to the following, it is our opinion that:

          1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

          2. The Company has the authority to issue up to 5,000,000 shares of preferred stock.


          3. When (a) the Company's Board of Directors has duly adopted a resolution or resolutions in form and substance as required by applicable law authorizing the creation of the Series B Preferred and issuance of shares thereof in accordance with


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First Republic Preferred Capital Corporation
December 5, 2001
Page 3

                   the terms of the completed Underwriting Agreement, (which completion shall include insertion therein of the number of shares subject thereto and the pricing terms); and (b) the completed Underwriting Agreement has been duly executed by the Company, the Bank and the Underwriters, then, upon issuance and delivery of such Series B Preferred shares and receipt by the Company of the consideration called for in the executed Underwriting Agreement, such Series B Preferred shares will be duly authorized, validly issued, fully paid and nonassessable.

         We express no opinion concerning any securities law or rule. This Opinion Letter is intended solely for use in connection with the registration of the Series B Preferred as described in the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly, without the written consent of this firm; provided, however, that we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving these consents, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                               Very truly yours,

                                               /s/ Lionel Sawyer & Collins

                                               LIONEL SAWYER & COLLINS